Exhibit 8.2

Three Embarcadero Center Seventh Floor San Francisco, CA 94111-4024 Telephone 415.434.1600 Facsimile 415.217.5910 www.howardrice.com
March 27, 2009
PlanetOut Inc.
1355 Sansome Street
San Francisco, CA 94111
Ladies & Gentlemen:
     We have acted as counsel to PlanetOut Inc., a Delaware corporation (“PlanetOut”), in connection with the proposed merger (the “Merger”) of HMI Merger Sub (“Merger Sub”), a Delaware corporation and a direct, wholly-owned subsidiary of Here Media Inc., a Delaware corporation (“Parent”), with and into PlanetOut in exchange for shares of Parent Common Stock and Parent Special Stock, and the proposed contribution (the “Contribution”) by Stephen P. Jarchow, Paul A. Colichman, and Here Management LLC, a Texas limited liability company, (the “HMI Owners”) of 100% of the outstanding equity interests in Here Networks LLC, a Texas limited liability company, and Regent Entertainment Media Inc., a Delaware corporation, (the “HMI Entities”) to Parent in exchange solely for shares of Parent Common Stock. All capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement and Plan of Merger dated as of January 8, 2009 among PlanetOut, Parent, Merger Sub, the HMI Owners and the HMI Entities (the “Merger Agreement”). This opinion is being delivered in connection with the declaration of the effectiveness by the Securities and Exchange Commission of Parent’s Registration Statement (the “Registration Statement”) on Form S-4 (File No. 333-156726) relating to the Parent Common Stock and Parent Special Stock to be issued in the proposed Merger pursuant to the Merger Agreement.
     In acting as counsel to PlanetOut in connection with the Merger, we have participated in the preparation of the Merger Agreement and the preparation and filing with the Securities and Exchange Commission of the Proxy Statement/Prospectus contained in the Registration Statement (the “Proxy Statement/Prospectus”).
     You have requested that we render the opinions set forth below. In rendering such opinions, we have assumed with your consent that (i) the Merger will be effected in accordance with the Merger Agreement (and exhibits thereto) without the waiver or modification of any material term or condition and in accordance with the General Corporation Law of the State of Delaware, as described in the Proxy Statement/Prospectus, (ii) the factual representations made by PlanetOut and Parent in letters provided to us and dated the same date as this tax opinion (the “Tax Certificates”) are true, correct and complete, and will be true, correct and complete as of the Effective Time (as if made as of the Effective Time), (iii) any factual representations made in such letters “to the Knowledge of” or similarly qualified are true, correct and complete without such qualification and (iv) as to all matters as to which any person or entity represents that it is

PlanetOut Inc.
March 27, 2009

not a party to, does not have or is not aware of any plan, intention, understanding or agreement, there is in fact no such plan, intention, understanding or agreement. We have also assumed that the representations and warranties contained in the Merger Agreement, and statements as to factual matters contained in the Proxy Statement/Prospectus, are true, correct and complete as of the date hereof, and will be true, correct and complete as of the Effective Time of the Merger, and that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement. We have examined the documents referred to above and the originals, or duplicates or certified or conformed copies, of such records, documents, certificates or other instruments and made such other inquiries as in our judgment are necessary or appropriate to enable us to render the opinions set forth below. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.
     We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such documents.
     If the Merger is effected on a factual basis different from that contemplated in the Merger Agreement, the Tax Certificates and/or the Proxy Statement/Prospectus, the opinion expressed herein may be inapplicable and should not be relied upon. Our opinion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, administrative interpretations, and judicial precedents as of the date hereof. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. Because this opinion is being delivered prior to the Effective Time of the Merger, it must be considered prospective and dependent on future events. There can be no assurance that changes in the law will not take place that could affect the U.S. federal income tax consequences of the Merger or that contrary positions may not be taken by the Internal Revenue Service.
     To the extent this opinion addresses the federal income tax consequences of the Merger to the holders of PlanetOut Common Stock, it only addresses such consequences to holders who hold their shares as capital assets within the meaning of Section 1221 of the Code. In addition, the conclusions set forth in this opinion may not be fully applicable to shareholders subject to special treatment under United States federal income tax law as described in the Proxy Statement/Prospectus under the caption “The Proposed Business Combination—Material U.S. Federal Income Tax Consequences.”
     Subject to the foregoing and to the qualifications and limitations set forth herein, we are of the opinion that:
(i)	the Merger and the Contribution, taken together, will constitute a transaction described in Section 351 of the Code;

(ii)	except as noted below, holders of PlanetOut Common Stock will not recognize gain

PlanetOut Inc.
March 27, 2009

or loss on their exchange of PlanetOut Common Stock for Parent Common Stock and Parent Special Stock in the Merger; and

(iii)	the discussion of the consequences of the Merger set forth under the caption “The Proposed Business Combination—Material U.S. Federal Income Tax Consequences” in the Proxy Statement/Prospectus is accurate to the extent the statements contained therein relate to matters of U.S. federal income tax law or legal conclusions with respect thereto.
Notwithstanding the foregoing, holders of PlanetOut Common Stock might be required to recognize gain based on the value of the Parent Special Stock received in the Merger if the Parent Special Stock were determined to be either “nonqualified preferred stock” within the meaning of Section 351(g)(2) of the Code or property other than stock. We express no opinion as to the proper tax characterization or value of the Parent Special Stock for these purposes.
     We express our opinion herein only as to those matters specifically set forth above, and no opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign law, or with respect to any other area of United States federal taxation. Furthermore, we express no opinion as to whether the Merger will also qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code. We also do not express any opinion herein concerning any laws other than the federal laws of the United States.
     This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material federal income tax considerations of the Merger, including the Proxy Statement/Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

HOWARD RICE NEMEROVSKI CANADY FALK & RABKIN A Professional Corporation

By:	/s/ Stuart S. Lipton
Stuart S. Lipton On Behalf of the Firm